Exhibit 99.1

Pebblebrook
Hotel Trust	7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
NYSE: symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS SECOND QUARTER 2019 RESULTS

Q2 FINANCIAL HIGHLIGHTS	● Net income: $60.5 million ● Same-Property EBITDA[1]: $160.6 million, +0.1% YOY ● Adj. EBITDAre[1]: $151.6 million, +108.2% YOY ● Adj. FFO[1] per diluted share: $0.85, +4.9% YOY

Q2 OPERATING HIGHLIGHTS
●    Same-Property Total RevPAR[1] +2.0% YOY and RevPAR[1] +1.4% YOY
●    Hotel operating performance at high end of expectations; Adjusted EBITDAre[1] and Adjusted FFO[1] exceeded expectations
●    Healthy RevPAR growth in Boston, San Diego, South Florida and San Francisco which offset softer RevPAR performance in Seattle, Washington D.C., Chicago and Portland

STRATEGIC DISPOSITION PLAN
●    Sold or executed contracts for $173.2 million
●    Sold Onyx Hotel ($58.3 million), sold Hotel Amarano Burbank ($72.9 million, in July) and executed contract to sell the Rouge Hotel ($42.0 million)
●    Remain on track to sell $1.45 billion of properties from closing of last year’s corporate acquisition, as transaction markets remain healthy and active

BALANCE SHEET	● Net Debt to Trailing 12-Month Corporate EBITDA[1] of 4.7x ● Further progress reducing leverage and optimizing portfolio through strategic property sales since corporate acquisition

2019 OUTLOOK
●    Net income: $150.2 million to $156.2 million (flat to prior midpoint)
●    Same-Property RevPAR[1] Growth Rate: 1.0% to 2.0% (midpoint down 50 bps)
●    Adj. EBITDAre[1]: $480.4 million to $486.4 million (midpoint down $2.0 million)
●    Adj. FFO[1] per diluted share: $2.62 to $2.67 (midpoint up $0.01)

“
We are pleased with our portfolio’s operating results in the second quarter, which were largely at the high end or better than our previous expectations. We gained market share across multiple markets and made great progress on our strategic disposition program, executing numerous sales and contracts at very favorable pricing. For the remainder of the year, we are anticipating heightened uncertainties and risks surrounding trade tensions and a weakening global economy, despite steady consumer confidence and a strong labor market. Consequently, businesses and consumers seem to have become slightly more cautious recently, which has led to softer booking trends for transient leisure and business travel. As a result, we’re reducing our overall hotel-performance outlook for Pebblebrook for 2019, along with our industry outlook, yet slightly raising our overall corporate outlook, though we acknowledge that these geopolitical and economic uncertainties will likely weigh on near-term industry performance and operating results.”
-Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures.

Second Quarter and Year to Date Highlights

	Second Quarter		Six Months Ended June 30,
	2019	2018	2019	2018

	($ in millions except per share and RevPAR data)
Net income	$60.5	$58.3	$66.2	$82.8

Same-Property RevPAR(1)	$231.47	$228.30	$209.65	$204.18
Same-Property RevPAR growth rate	1.4%		2.7%

Same-Property Total RevPAR(1)	$334.96	$328.43	$305.91	$296.87
Same-Property Total RevPAR growth rate	2.0%		3.0%

Same-Property Total Expenses(1)	$280.3	$271.8	$543.3	$522.2
Same-Property Total Expense growth rate	3.1%		4.0%

Same-Property EBITDA(1)	$160.6	$160.4	$260.6	$257.9
Same-Property EBITDA growth rate	0.1%		1.1%
Same-Property EBITDA Margin(1)	36.4%	37.1%	32.4%	33.1%

Adjusted EBITDAre(1)	$151.6	$72.8	$242.1	$132.1
Adjusted EBITDAre growth rate	108.2%		83.3%

Adjusted FFO(1)	$111.6	$56.0	$172.3	$102.2
Adjusted FFO per diluted share(1)	$0.85	$0.81	$1.32	$1.47
Adjusted FFO per diluted share growth rate	4.9%		(10.2%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenue Per Available Room (“RevPAR”), Same-Property Total Revenue Per Available Room (“Total RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data Table footnotes later in this press release.

▪	Net income: The Company’s net income was $60.5 million in the second quarter of 2019, an increase of $2.2 million as compared to the same period of 2018.

▪
Same Property Operating Statistics: Same-Property Total RevPAR grew 2.0 percent over the second quarter of 2018. Same-Property RevPAR for the second quarter increased 1.4 percent over the prior year to $231.47, with Same-Property ADR rising 1.7 percent to $266.56 and Same-Property Occupancy declining by 0.3 percent to 86.8 percent.

▪
Same Property EBITDA and Margins: The Company’s hotels generated $160.6 million of Same-Property EBITDA for the quarter ended June 30, 2019, up 0.1 percent over the same period of 2018. Same-Property Revenues climbed 2.0 percent, while Same-Property Expenses increased 3.1 percent, resulting in Same-Property EBITDA Margin for the quarter decreasing 70 basis points to 36.4 percent.

▪
Operating Performance: Excluding the mandatory California Proposition 13 increases in real estate taxes for the California properties acquired as part of the Company’s corporate acquisition in November 2018, Same-Property Expenses increased just 2.2 percent during the second quarter, resulting in Same-Property EBITDA Margin for the quarter decreasing only 13 basis points. Year-to-Date through June, also excluding the Proposition 13 impact, Same-Property Expenses were well controlled, increasing 3.1 percent and Same-Property EBITDA margins were down just 2 basis points.

“In the second quarter, Same-Property Total RevPAR growth of 2.0 percent was in-line with our expectations as we continue to generate solid non-room revenue growth throughout the portfolio,” said Mr. Bortz. “Our hotel operating teams, working closely with our asset managers, delivered better top-line growth than their markets and direct competitors and also did an excellent job of implementing our expanded best practices program while controlling costs. We continue to make significant progress identifying and executing operating synergies due to our newfound economies of scale advantage with our larger portfolio of both lifestyle hotels and operators.”

Update on Strategic Property Redevelopment Plan

The Company made further progress on its strategic property redevelopment plan during the second quarter, which encompasses the following repositionings of select hotels and resorts through brand or third-party operator changes, in addition to planned property reinvestment programs:

▪
In April 2019, the Company converted Hotel Colonnade Coral Gables to an Autograph Collection hotel and completed the property transformation of the previously named Hotel Modera to The Hotel Zags Portland, thereby growing the Company’s proprietary “Unofficial Z Collection”;

▪
In May 2019, the Company completed five third-party operator transitions: Skamania Lodge is now operated by Benchmark Hotels & Resorts, L’Auberge Del Mar is now operated by Noble House Hotels & Resorts, Paradise Point Resort & Spa is now operated by Davidson Hotels, Villa Florence San Francisco on Union Square is now operated by Schulte Hospitality Group and The Marker San Francisco is now operated by Access Hotels & Resorts;

▪
On July 1, 2019, the Company completed two additional third-party operator transitions: Mason & Rook Hotel and Donovan Hotel, both in Washington, D.C., are now operated by Viceroy Hotels & Resorts; and

▪
On July 15, 2019, the Company announced that it executed a license agreement to convert its Paradise Point Resort & Spa in San Diego, California to a Margaritaville Island Resort after a comprehensive renovation. The plan and scope of the renovation are not yet completed, but they will require review and approval by the city of San Diego, the California Coastal Commission, and other governmental authorities, as part of the process. Subject to these approvals, the renovation is expected to be substantially completed by late 2020.

“We remain extremely excited about the upside we expect to realize through the strategic changes we’ve made year to date and those to come, and we’re looking forward to continuing to execute on these initiatives as part of our overall strategic property redevelopment plan geared to increase long-term value for our shareholders,” continued Mr. Bortz. “Although we expect to incur some additional near-term disruption from these transitions, we believe we have properly accounted for this in our 2019 outlook, and we expect the long-term value of these improvements to be accretive to our portfolio of exceptional, design-forward, high-quality lifestyle hotels and resorts.”

Capital Reinvestments

In the second quarter, the Company completed $32.6 million of capital investments throughout its portfolio. The Company has completed $69.0 million of capital investments and projects year to date through June 2019, including the completion of renovations and property improvements at W Boston, Mondrian Los Angeles, Sofitel Philadelphia at Rittenhouse Square and Skamania Lodge.

The Company intends to start or complete additional renovation and repositioning projects this year or early next year including:

▪
Donovan Hotel (estimated at $25.0 million), which will encompass a complete redevelopment of the hotel, following its management transition to Viceroy Hotels & Resorts, expected to begin late in the fourth quarter of 2019, with an estimated completion in the second quarter of 2020;

▪	Hilton San Diego Resort & Spa (estimated at $21.0 million), which continues its guestroom and meeting center renovation, expected to be completed in the third quarter of 2019;

▪
Westin San Diego Gaslamp Quarter (estimated at $16.0 million), which will consist of a guestroom, lobby, restaurant and bar renovation to commence in the fourth quarter of 2019, expected to be completed in the first quarter of 2020;

▪
Embassy Suites San Diego Bay - Downtown (estimated at $16.0 million), which will receive a comprehensive guest suite renovation to commence in the fourth quarter of 2019, expected to be completed in the first quarter of 2020;

▪
Viceroy Santa Monica Hotel (estimated at $12.0 million), which will undergo a lobby and public area renovation, featuring both interior and exterior enhancements, to commence in the fourth quarter of 2019, expected to be completed in the second quarter of 2020;

▪
Le Parc Suite Hotel (estimated at $12.0 million), which will consist of a complete hotel renovation, including the guestrooms, lobby and public areas, to commence in the first quarter of 2020, expected to be completed in the second quarter of 2020;

▪
Chaminade Resort & Spa (estimated at $10.0 million), which will begin a public space, restaurant, lobby, porte-cochere/entry, exterior patio, and venues renovation late in the fourth quarter of 2019, expected to be completed in the second quarter of 2020; and

▪
Mason & Rook Hotel (estimated at $8.0 million), which will undergo a complete refresh of the entry, lobby, guestrooms, restaurant and bar areas, rooftop pool and bar venue and its meeting spaces beginning in the fourth quarter of 2019, expected to be completed late in the second quarter of 2020.

Update on Strategic Disposition Plan

During the second quarter, the Company completed the sale of the Onyx Hotel in Boston, Massachusetts for $58.3 million on May 29, 2019. Additionally, on July 16, 2019, the Company completed the sale of Hotel Amarano Burbank in Los Angeles, California for $72.9 million. In combination with the $252.5 million of sales from the first quarter of 2019, the Company has sold a total of $383.7 million year to date, continuing its previously detailed strategic disposition plan.

In June 2019, the Company executed a contract to sell the Rouge Hotel in Washington, D.C. for $42.0 million. This sale is subject to normal closing conditions, and the Company offers no assurances that the sale will be completed on these terms, or at all. The Company is targeting to complete the sale in the third quarter of 2019.

The Company continues to be encouraged with pricing levels and overall buyer interest in the investment markets and believes that it will achieve its 2019 disposition target of $600.0 million in asset sales proceeds. The Company believes it will complete an additional $97.0 million of asset sales during the third quarter, which includes the sale of the Rouge Hotel for $42.0 million, and an additional $120.0 million of sales by the end of the year. These property dispositions will continue to optimize the Company’s portfolio while also reducing its leverage ratio to a target of 4.0 to 4.25 times.

Since the Company commenced its strategic disposition plan on November 30, 2018, and assuming the sale of the Rouge Hotel is completed, 11 hotels will have been successfully sold, generating approximately $1.28 billion of gross sales proceeds. The sales to date, including the assumed sale of the Rouge Hotel, reflect a very favorable 15.5x EBITDA multiple and a 5.54 percent net operating income capitalization rate (after an assumed annual capital reserve of 4.0 percent of total hotel revenues) based on the operating performance for 2018 of the properties sold.

Balance Sheet and Shareholder Distributions

As of June 30, 2019, the Company had $2.4 billion in consolidated debt at an effective weighted-average interest rate of 3.6 percent. Approximately $1.8 billion, or 75 percent of the Company’s total outstanding debt, was at a weighted-average fixed interest rate of 3.5 percent, and approximately $0.6 billion, or 25 percent, was at a weighted-average floating interest rate of 4.0 percent. The Company had $2.2 billion outstanding in the form of unsecured term loans and no balance outstanding on its $650.0 million senior unsecured revolving credit facility. As of June 30, 2019, the Company had $70.3 million of consolidated cash, cash equivalents, and restricted cash.

As of June 30, 2019, the Company’s fixed charge coverage ratio was 3.1 times, and total net debt to trailing 12-month corporate EBITDA was 4.7 times.

On June 14, 2019, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪	$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and

▪	$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

2019 Outlook

The Company is updating its 2019 Outlook to reflect the second quarter operating results and its revised expectations for the timing of property sales during the year. The Company is reducing its Same-Store Hotel EBITDA by $2.0 million and Adjusted EBITDAre by $2.0 million both at the midpoint due to a slower economy, softer transient booking trends, increased property insurance costs, corporate G&A savings, and to account for the updated expectations for the timing of asset sales. The Company is increasing Adjusted FFO and Adjusted FFO per diluted share by $1.0 million and $0.01 both at the midpoint, respectively, to account for savings driven by lower than forecasted interest rates and lower-cost interest rate swaps executed during the second quarter.

The Updated 2019 Outlook, which assumes $600.0 million of assets are sold over the course of 2019, with $252.5 million of assets having been sold in the first quarter of 2019, $58.3 million of assets having been sold the second quarter of 2019, $170.0 million of assets being sold during third quarter of 2019, and $120.0 million of assets being sold by the end of the year, is as follows:

	Updated 2019 Outlook as of July 25, 2019		Variance to Prior Outlook as of April 25, 2019
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$150.2	$156.2	$1.0	($1.0)

Adjusted EBITDAre	$480.4	$486.4	($1.0)	($3.0)
Adjusted EBITDAre growth rate	88.5%	90.8%	(0.4%)	(1.2%)

Adjusted FFO	$343.9	$349.9	$2.0	—
Adjusted FFO per diluted share	$2.62	$2.67	$0.02	—
Adjusted FFO per diluted share growth rate	6.9%	9.0%	0.8%	—

This 2019 Outlook is based, in part, on the following estimates and assumptions:

Asset Sales during 2019	$600.0	$600.0	—	—
Q3 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$170.0	$170.0	$70.0	$70.0
Q4 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$120.0	$120.0	$120.0	$120.0

U.S. GDP growth rate	1.5%	2.0%	(50 bps)	(50 bps)
U.S. Hotel Industry RevPAR growth rate	1.0%	2.0%	—	(100 bps)

Same-Property RevPAR	$210	$212	—	($2)
Same-Property RevPAR growth rate	1.0%	2.0%	—	(1.0%)

Same-Property EBITDA	$517.2	$523.2	($1.0)	($3.0)
Same-Property EBITDA growth rate	(0.6%)	0.6%	(110 bps)	(140 bps)
Same-Property EBITDA Margin	32.6%	32.7%	—	—
Same-Property EBITDA Margin growth rate	(50 bps)	(40 bps)	—	—

Corporate cash general and administrative expenses	$27.1	$27.1	($0.6)	($0.6)
Corporate non-cash general and administrative expenses	$8.4	$8.4	($0.5)	($0.5)
Preopening and other corporate expenses	$3.2	$3.2	($0.4)	($0.4)

Total capital investments related to renovations, capital maintenance and return on investment projects	$150.0	$170.0	—	—

Weighted-average fully diluted shares and units	131.1	131.1	(0.2)	(0.2)

The Company’s Outlook for the third quarter of 2019 is as follows:

	Third Quarter 2019 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss)	$43.1	$46.1

Q3 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$170.0	$170.0

Same-Property RevPAR	$228	$232
Same-Property RevPAR growth rate	(2.0%)	0.0%

Same-Property EBITDA	$146.5	$149.5
Same-Property EBITDA growth rate	(5.4%)	(3.4%)
Same-Property EBITDA Margin	34.1%	34.3%
Same-Property EBITDA Margin growth rate	(250 bps)	(225 bps)

Adjusted EBITDAre	$136.5	$139.5
Adjusted EBITDAre growth rate	96.8%	101.1%

Adjusted FFO	$99.5	$102.5
Adjusted FFO per diluted share	$0.76	$0.78
Adjusted FFO per diluted share growth rate	2.7%	5.4%

Weighted-average fully diluted shares and units	131.1	131.1

The 2019 Outlook excludes the following hotels from Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin, and Same-Property EBITDA Margin growth rate:

▪	Liaison Capitol Hill and Hotel Palomar Washington, DC for all quarters of both 2019 and 2018 due to their sale during the first quarter of 2019;

▪	Onyx Hotel for the second, third and fourth quarters of both 2019 and 2018 due to its sale during the second quarter of 2019;

▪	Hotel Amarano Burbank for the third and fourth quarters of both 2019 and 2018 due to its sale during the third quarter of 2019; and

▪	Rouge Hotel for the third and fourth quarters of both 2019 and 2018 due to its pending sale, expected to be completed during the third quarter of 2019.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary and could vary significantly, from the amounts shown above.

Second Quarter 2019 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, July 26, 2019, at 9:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes before the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 59 hotels, totaling approximately 14,300 guestrooms across 16 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDAre, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 25, 2019. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$6,421,038	$6,534,193
Hotels held for sale	114,166	—
Ground lease asset, net	—	199,745
Cash and cash equivalents	41,988	83,366
Restricted cash	28,274	24,445
Hotel receivables (net of allowance for doubtful accounts of $540 and $526, respectively)	75,394	59,897
Prepaid expenses and other assets	49,854	76,702
Total assets	$6,730,714	$6,978,348

LIABILITIES AND EQUITY

Liabilities:
Unsecured revolving credit facilities	$—	$170,000
Term loans, net of unamortized deferred financing costs	2,232,253	2,409,284
Senior unsecured notes, net of unamortized deferred financing costs	99,516	99,469
Mortgage loans, net of unamortized deferred financing costs	66,957	68,145
Accounts payable and accrued expenses	524,145	360,279
Deferred revenues	53,116	54,741
Accrued interest	4,984	2,741
Liabilities related to hotels held for sale	1,162	—
Distribution payable	58,307	43,759
Total liabilities	3,040,440	3,208,418
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at June 30, 2019 and December 31, 2018), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at June 30, 2019 and December 31, 2018	204	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,484,956 issued and outstanding at June 30, 2019 and 130,311,289 issued and outstanding at December 31, 2018	1,305	1,303
Additional paid-in capital	4,065,672	4,065,804
Accumulated other comprehensive income (loss)	(28,798)	1,330
Distributions in excess of retained earnings	(358,615)	(308,806)
Total shareholders' equity	3,679,768	3,759,835
Non-controlling interests	10,506	10,095
Total equity	3,690,274	3,769,930
Total liabilities and equity	$6,730,714	$6,978,348

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Revenues:
Room	$306,291	$142,018	$555,277	$264,489
Food and beverage	97,965	49,210	184,715	93,778
Other operating	37,827	15,273	69,260	29,289
Total revenues	$442,083	$206,501	$809,252	$387,556

Expenses:
Hotel operating expenses:
Room	$70,454	$33,157	$137,829	$64,865
Food and beverage	66,934	32,328	130,291	62,924
Other direct and indirect	113,620	54,523	219,695	106,362
Total hotel operating expenses	251,008	120,008	487,815	234,151
Depreciation and amortization	53,299	24,562	107,601	49,464
Real estate taxes, personal property taxes, property insurance, and ground rent	30,984	12,488	62,421	24,603
General and administrative	8,809	5,794	17,438	8,131
Transaction costs	1,044	1,979	3,541	2,357
(Gain) loss and other operating expenses	1,130	(6,811)	4,690	(11,019)
Total operating expenses	346,274	158,020	683,506	307,687
Operating income (loss)	95,809	48,481	125,746	79,869
Interest expense	(28,719)	(10,816)	(58,047)	(20,627)
Other	7	22,968	16	25,478
Income (loss) before income taxes	67,097	60,633	67,715	84,720
Income tax (expense) benefit	(6,579)	(2,338)	(1,542)	(1,909)
Net income (loss)	60,518	58,295	66,173	82,811
Net income (loss) attributable to non-controlling interests	145	192	165	299
Net income (loss) attributable to the Company	60,373	58,103	66,008	82,512
Distributions to preferred shareholders	(8,139)	(4,024)	(16,278)	(8,047)
Net income (loss) attributable to common shareholders	$52,234	$54,079	$49,730	$74,465

Net income (loss) per share available to common shareholders, basic	$0.40	$0.78	$0.38	$1.08
Net income (loss) per share available to common shareholders, diluted	$0.40	$0.78	$0.38	$1.07

Weighted-average number of common shares, basic	130,484,956	68,912,185	130,458,164	68,894,413
Weighted-average number of common shares, diluted	130,595,854	69,204,571	130,662,407	69,227,098

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net income (loss)	$60,518	$58,295	$66,173	$82,811
Adjustments:
Depreciation and amortization	53,239	24,510	107,483	49,359
FFO	$113,757	$82,805	$173,656	$132,170
Distribution to preferred shareholders	(8,139)	(4,024)	(16,278)	(8,047)
FFO available to common share and unit holders	$105,618	$78,781	$157,378	$124,123
Transaction costs	1,044	1,979	3,541	2,357
Non-cash ground rent	984	604	1,956	1,207
Management/franchise contract transition costs	801	(4)	3,973	48
Interest expense adjustment for acquired liabilities	202	219	473	518
Capital lease adjustment	693	142	1,383	284
Non-cash amortization of acquired intangibles	(298)	135	(735)	276
Estimated hurricane related repairs and cleanup costs	—	583	—	1,378
Gain on insurance settlement	(452)	(8,190)	(672)	(13,088)
Business interruption proceeds	452	1,888	672	5,269
Unrealized gain on investment	—	(20,179)	—	(20,179)
Non-cash interest expense	1,604	—	3,382	—
Early extinguishment of debt	972	—	972	—
Adjusted FFO available to common share and unit holders	$111,620	$55,958	$172,323	$102,193

FFO per common share - basic	$0.81	$1.14	$1.20	$1.80
FFO per common share - diluted	$0.81	$1.13	$1.20	$1.79
Adjusted FFO per common share - basic	$0.85	$0.81	$1.32	$1.48
Adjusted FFO per common share - diluted	$0.85	$0.81	$1.32	$1.47

Weighted-average number of basic common shares and units	130,854,912	69,148,536	130,828,120	69,130,764
Weighted-average number of fully diluted common shares and units	130,965,810	69,440,922	131,032,363	69,463,449

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Unrealized gain on investment: The Company excludes The Unrealized gain on investment because The Company believes that including this adjustment in FFO does not reflect The underlying financial performance of The Company and its hotels.
- Non-cash interest expense and early extinguishment of debt: The Company excludes non-cash interest expense and early extinguishment of debt because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net income (loss)	$60,518	$58,295	$66,173	$82,811
Adjustments:
Interest expense	28,719	10,816	58,047	20,627
Income tax expense (benefit)	6,579	2,338	1,542	1,909
Depreciation and amortization	53,299	24,562	107,601	49,464
EBITDA / EBITDAre	$149,115	$96,011	$233,363	$154,811
Transaction costs	1,044	1,979	3,541	2,357
Non-cash ground rent	984	604	1,956	1,207
Management/franchise contract transition costs	801	(4)	3,973	48
Non-cash amortization of acquired intangibles	(298)	135	(735)	276
Estimated hurricane related repairs and cleanup costs	—	583	—	1,378
Gain on insurance settlement	(452)	(8,190)	(672)	(13,088)
Business interruption proceeds	452	1,888	672	5,269
Unrealized gain on investment	—	(20,179)	—	(20,179)
Adjusted EBITDAre	$151,646	$72,827	$242,098	$132,079

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Unrealized gain on investment: The Company excludes The Unrealized gain on investment because The Company believes that including this adjustment in EBITDAre does not reflect The underlying financial performance of The Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Strategic Disposition Program Summary
(Unaudited)

	Date of disposition	Sales price ($ in millions)	EBITDA multiple		Net operating capitalization rate	Sales price per key ($ in thousands)

Hotel dispositions:
Park Central San Francisco and Park Central New York / WestHouse New York	11/30/2018	$715.0	16.5	x	5.1%	$443
Gild Hall, New York	11/30/2018	38.8	15.8	x	5.3%	298
Embassy Suites Philadelphia Center City	11/30/2018	67.0	11.0	x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30.0	8.5	x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111.0	16.9	x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141.5	14.9	x	5.9%	422
Onyx Hotel	5/29/2019	58.3	15.3	x	5.9%	521
Hotel Amarano Burbank	7/16/2019	72.9	15.8	x	5.7%	552
Rouge Hotel*	TBD	42.0	17.4	x	5.0%	307

Total / Average		$1,277	15.5	x	5.54%	$395

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance for 2018. The net operating income capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues. The EBITDA Multiple and net operating capitalization rate for Hotel Amarano Burbank reflect an estimated adjustment for the annualized impact of real estate taxes for California's Proposition 13 because the Company believes the adjusted hotel results for this period provide investors and analysts with an understanding of the hotel-level operating performance.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

*The sale of Rouge Hotel is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed.

Pebblebrook Hotel Trust
Reconciliation of 2019 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending September 30, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$43	$46	$150	$156
Adjustments:
Depreciation and amortization	53	53	218	218
Loss (gain) on sale of hotel properties	5	5	(21)	(21)
FFO	$101	$104	$347	$353
Distribution to preferred shareholders	(8)	(8)	(33)	(33)
FFO available to common share and unit holders	$93	$96	$314	$320
Non-cash ground rent	2	2	7	7
Non-cash interest expense	2	2	6	6
Other	3	3	17	17
Adjusted FFO available to common share and unit holders	$100	$103	$344	$350

FFO per common share - diluted	$0.71	$0.73	$2.40	$2.44
Adjusted FFO per common share - diluted	$0.76	$0.78	$2.62	$2.67

Weighted-average number of fully diluted common shares and units	131.1	131.1	131.1	131.1

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of 2019 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending September 30, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$43	$46	$150	$156
Adjustments:
Interest expense and income tax expense	31	31	114	114
Depreciation and amortization	53	53	218	218
EBITDA	$127	$130	$482	$488
Loss (gain) on sale of hotel properties	5	5	(21)	(21)
EBITDAre	$132	$135	$461	$467
Non-cash ground rent	2	2	7	7
Other	3	3	12	12
Adjusted EBITDAre	$137	$140	$480	$486

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Same-Property Occupancy	86.8%	87.1%	81.1%	81.6%
Increase/(Decrease)	(0.3%)		(0.6%)
Same-Property ADR	$266.56	$262.00	$258.42	$250.08
Increase/(Decrease)	1.7%		3.3%
Same-Property RevPAR	$231.47	$228.30	$209.65	$204.18
Increase/(Decrease)	1.4%		2.7%

Same-Property Total RevPAR	$334.96	$328.43	$305.91	$296.87
Increase/(Decrease)	2.0%		3.0%

Notes:
This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2019. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2019 and excludes Onyx Hotel for Q2 in both 2019 and 2018 due to its sale in the second quarter of 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2019	2019
RevPAR variance to prior-year period:
Boston	5.5%	6.3%
Southern Florida	5.2%	6.3%
San Diego	4.5%	3.1%
San Francisco	3.3%	13.0%
Other	0.6%	(2.4%)
Los Angeles	(0.2%)	(2.5%)
Portland	(1.5%)	(5.0%)
Chicago	(2.6%)	(6.8%)
Washington DC	(5.6%)	(4.5%)
Seattle	(13.8%)	(7.8%)

East Coast	1.9%	2.3%
West Coast	1.6%	3.9%

Notes:
This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2019. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2019 and excludes Onyx Hotel for Q2 in both 2019 and 2018 due to its sale in the second quarter of 2019.

"Other" includes Atlanta (Buckhead), GA; Nashville, TN; New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Same-Property Revenues:
Room	$304,647	$300,475	$550,942	$536,538
Food and beverage	97,874	96,787	183,571	178,195
Other	38,334	35,001	69,384	65,370
Total hotel revenues	440,855	432,263	803,897	780,103

Same-Property Expenses:
Room	$70,142	$69,770	$136,431	$133,693
Food and beverage	66,864	63,505	128,927	122,371
Other direct	6,159	6,045	11,873	11,556
General and administrative	32,356	31,523	62,579	60,643
Information and telecommunication systems	5,581	5,695	11,357	11,613
Sales and marketing	31,089	30,257	59,741	58,528
Management fees	13,740	14,243	23,668	23,866
Property operations and maintenance	12,941	12,155	25,526	24,234
Energy and utilities	9,175	8,963	18,482	17,665
Property taxes	20,130	17,971	40,779	36,225
Other fixed expenses	12,125	11,688	23,892	21,798
Total hotel expenses	280,302	271,815	543,255	522,192

Same-Property EBITDA	$160,553	$160,448	$260,642	$257,911

Same-Property EBITDA Margin	36.4%	37.1%	32.4%	33.1%

Notes:
This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2019. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2019 and excludes Onyx Hotel for Q2 in both 2019 and 2018 due to its sale in the second quarter of 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2018	2018	2018	2018	2018

Occupancy	76%	87%	89%	77%	82%
ADR	$237	$262	$260	$246	$252
RevPAR	$180	$228	$230	$191	$207

Hotel Revenues	$343.2	$429.2	$428.0	$374.6	$1,575.1
Hotel EBITDA	$96.0	$159.1	$155.9	$109.8	$520.9
Hotel EBITDA Margin	28.0%	37.1%	36.4%	29.3%	33.1%

	First Quarter	Second Quarter
	2019	2019

Occupancy	75%	87%
ADR	$250	$267
RevPAR	$188	$232

Hotel Revenues	$358.7	$437.9
Hotel EBITDA	$98.8	$159.4
Hotel EBITDA Margin	27.6%	36.4%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of July 16, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.